Exhibit 5.1

                  , 2003

Flight Safety Technologies, Inc.
28 Cottrell Street
Mystic, Connecticut 06355

Re: Flight Safety Technologies, Inc. Form SB-2 Registration Statement (File No. 333-109916)

Gentlemen:

We have acted as counsel to Flight Safety Technologies, Inc., a Nevada corporation (the "Company") in connection with the proposed issuance and sale by the Company of up to                   Units (each consisting of two shares of the Company's common stock par value $.001 per share (the "Common Stock") and one warrant (a "Warrant") to purchase one share of Common Stock) (the "Units"), including                Units which the underwriters have the option to purchase from the Company to cover the overallotments, if any, pursuant to the Company's registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and/or public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the Units, the Common Stock, the Warrants and the Common Stock underlying the Warrants (the "Underlying Common Stock"), have been duly authorized. If, as and when the Units, the Common Stock and the Warrants have been issued in accordance with the Registration Statement (as amended and supplemented through date of issuance), the Units, the Common Stock and the Warrants will be legally issued, fully paid and nonassessable. If, as and when payment for the Underlying Common Stock shall have been received by the Company, the Underlying Common Stock will be legally issued, fully paid and nonassessable.

We are also of the opinion that the Warrant to be issued to the representative of the underwriters (the "Underwriter's Warrant"), the Common Stock and the Warrants underlying the Underwriter's Warrant, and the Common Stock underlying the Warrants underlying the Underwriter's Warrant (the "Underwriter's Underlying Common Stock"), have been duly authorized. If, as and when the Underwriter's warrant has been issued in accordance with the Registration Statement (as amended and supplemented through the date of issuance) the Underwriter's Warrant will be legally issued, fully paid and nonassessable. If, as and when payment for the Common Stock and the Warrants underlying the Underwriter's Warrant shall have been received by the Company, the Common Stock and the Warrants underlying the Underwriter's Warrant will be legally issued, fully paid and nonassessable. If, as and when payment for the Underwriter's Underlying Common Stock shall have been received by the Company, the Underwriter's Underlying Common Stock will be legally issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of Connecticut and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of Connecticut and, to the extent necessary to render this opinion, the General Corporation Law of the State of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference of our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

Very truly yours, Tobin, Carberry, O'Malley, Riley, Selinger, P.C.